Exhibit 10.39

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of December 16, 2003, to that certain Employment Agreement, dated as of July 15, 2002 (the "Agreement"), between Programmer's Paradise, Inc., a Delaware corporation (the "Corporation") and William H. Willett (the "Executive").

W I T N E S S E T H

WHEREAS, the Corporation and the Executive have entered into the Agreement; and

WHEREAS, the Corporation and the Executive have agreed to amend the Agreement with respect to the timing and amount of certain performance bonus compensation, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Agreement. Effective as of the date hereof, Section 4(e) of the Agreement is amended and restated in its entirety to read as follows: "The Corporation shall pay to the Executive a performance bonus in the aggregate amount of $230,000, payable in installments of $46,000 on each of December 31, 2003, March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004 provided that Executive continues to be employed by the Corporation on such date."

SECTION 2. References to and Effect on the Agreement. Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to principals of conflict of laws and regardless of where actually executed, delivered and performed.

IN WITNESS WHEREOF, Executive has hereunto set his hand and pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.
PROGRAMMER'S PARADISE, INC.

By:	/s/ Simon Nynens
Name: Simon F. Nynens
Title: Vice President and Chief Financial Officer

/s/ William Willett
William H. Willett